Exhibit 15.2

Cardno, Inc.

534 Industrial Park Road

Bluefield, VA 24605

USA

Phone: +1 276 322 5467

Fax: +1 276 322 5460

www.cardno.com

CONSENT OF CARDNO MM&A

We hereby consent to (a) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2014 (the “2014 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2014 20 -F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3 (as amended by Post Effective Attachment No. 1).

CARDNO MM&A

/s/ J. Scott Nelson, C.P.G.

[J. Scott Nelson, C.P.G.]

[Principal, Practice Leader - Geology]

[Blacksburg, Virginia] [January 30, 2015]

/s/ Justin S. Douthat, P.E., M.B.A.

[Justin S. Douthat, P.E., M.B.A.]

                          [Business Unit Manager - Mining Advisory Services]

[Bluefield, Virginia] [January 30, 2015]

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